Exhibit 99.1

CONSENT OF DUFF & PHELPS, LLC

We consent to the references to our name, valuation methodologies, assumptions and value conclusions of our report, dated April 6, 2016, prepared by us with respect to the appraisal of the portfolio of 12 self storage properties wholly-owned by Strategic Storage Growth Trust, Inc. (the “Company”), which is contained in this Current Report on Form 8-K.

Sincerely,

Duff & Phelps, LLC

By:	/s/ Duff & Phelps, LLC

Date:	April 11, 2016